UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 5, 2017

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-14010	13-3668640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 5, 2017, the Board of Directors of Waters Corporation (the “Corporation”) amended and restated the Corporation’s Amended and Restated Bylaws (the “Bylaws”) to add a new Section 13 under Article I of the Bylaws containing provisions regarding proxy access. The amendment permits a stockholder who has, or a group of up to 20 stockholders who have, owned at least 3% of the Corporation’s outstanding common stock for at least three years to nominate and include in the Corporation’s proxy materials the greater of two individuals or up to 20% of the number of directors then serving, provided that the nominating stockholder or stockholder group and the nominees satisfy the requirements specified in the Bylaws, and otherwise subject to the terms set forth in the Bylaws.

The Corporation also amended Article I, Section 10 of the Bylaws to require any director nominated thereunder to provide a representation to the Corporation that, if elected, he or she intends to serve as a director for the full term for which such person is standing for election. In addition, the amendment to the Bylaws includes additional conforming and other changes related to the adoption of the proxy access provisions, as well as certain other ministerial changes.

This description of the amendment of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended, filed as Exhibit 3.1 to this Current Report on Form 8-K. A copy of the amended Bylaws marked to show all changes resulting from the amendment is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws Of Waters Corporation

3.2	Marked Amended and Restated Bylaws Of Waters Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: December 8, 2017	By:	/s/ Sherry L. Buck
	Name:	Sherry L. Buck
	Title:	Senior Vice President and
Chief Financial Officer